Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

International Western Petroleum, Inc.

Irving, TX

We hereby consent to the inclusion in this Amendment No. 3 to Registration Statement of International Western Petroleum, Inc. on Form S-1 of our report dated May 30, 2014 relating to the financial statements as of February 28, 2014 and for the period from February 19, 2014 (inception) to February 28, 2014. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

December 5, 2014